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                                                                   Exhibit 10.76



                      FPL ENERGY OPERATING SERVICES, INC.

                OPERATING FEE SUBORDINATION AGREEMENT (NAVY II)

                            Dated as of May 28, 1999

                                    between

                      FPL ENERGY OPERATING SERVICES, INC.,

                             a Florida corporation,

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                              as Collateral Agent
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                OPERATING FEE SUBORDINATION AGREEMENT (NAVY II)
                -----------------------------------------------

          This OPERATING FEE SUBORDINATION AGREEMENT (this "Agreement") dated as
                                                            ---------
of May 28, 1999, is entered into by and between FPL Energy Operating Services, Inc., a Florida corporation (the "Junior Claimant") and U.S. BANK TRUST NATIONAL
                                  ---------------
ASSOCIATION in its capacity as collateral agent ("Collateral Agent") for U.S.
                                                  ----------------
Bank Trust National Association as trustee ("Trustee") for the holders (the
                                             -------
"Holders") of the senior secured notes (the "Senior Secured Notes") issued
--------                                     --------------------
pursuant to that certain Indenture dated as of May 28, 1999 (the "Indenture"),
                                                                  ---------
among  Trustee, Caithness Coso Funding Corp., a Delaware corporation (the

"Issuer"), Coso Finance Partners a California general partnership ("Navy I")
-------                                                             ------
Coso Energy Developers, a California General partnership ("BLM"), Coso Power
                                                           ---
Developers, a California general partnership ("Navy II" and together with Navy I
                                               -------
and BLM the "Coso Partnerships") and all other Permitted Additional Senior
             -----------------
Lenders. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Indenture.

                                    PREFACE
                                    -------

          A. Pursuant to a Guarantee dated as of the date of this Agreement (the "Guarantee") the Coso Partnerships have guaranteed to the Trustee and the
      ---------
Holders of the Senior Secured Notes (the Trustee and the Holders being collectively referred to herein as the "Senior Claimants") the payment and
                                        ----------------
performance of Issuer's obligations under the Senior Secured Notes and the Indenture.

          B. The Issuer, the Coso Partnerships, the Collateral Agent and U.S. Bank Trust National Association in its capacity as Depositary (the "Depositary")
                                                                    ----------
have entered into that certain Deposit and Disbursement Agreement, dated as of May 28, 1999 (the "Depositary Agreement").
                   --------------------

          C. Navy II, Junior Claimant and Coso Operating Company LLC, a Delaware limited liability company, have entered into that certain Operation and Maintenance Agreement dated as of May 28, 1999 (the "Plant O&M Agreement").
                                                     -------------------
Pursuant to Section 5.3 of the Plant O&M Agreement, Navy II has agreed to pay Junior Claimant the Annual Operating Fee, as defined in the Plant O&M Agreement (the "Subordinated O&M Fees").
      ---------------------

          D. The Holders have agreed to consummate the purchase of the Senior Secured Notes only if Junior Claimant shall join in this Agreement and Junior Claimant shall subordinate, to the extent and in the manner hereinafter set forth, all claims and rights in respect of the Subordinated O&M Fees to all Senior Claims (as defined below) to the extent set forth in this Agreement.

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                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Junior Claimant hereby agrees as follows:

          1.  Definitions.  All capitalized terms used herein and not otherwise
              -----------
defined herein shall have their meanings given in the Indenture. As used in this Agreement, the following terms shall have the following respective meanings:

          "Proceeding" means any (a) insolvency, bankruptcy, receivership,
           ----------
liquidation, reorganization, readjustment, composition or other similar proceeding relating to Navy II, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of Navy II, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment of all or substantially all of the assets of Navy II for the benefit of creditors of Navy II or (d) other marshaling of the assets of Navy II.

          "Senior Claims" means (a) the principal of, and premium, if any, and
           -------------
interest on the Senior Secured Notes issued pursuant to the Indenture (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding); and (b) all other Obligations of Navy II to any Senior Claimants, whether now existing or hereafter incurred or created, under or with respect to the Indenture, the other Financing Documents and any related documents.

          "Base O&M Fee Amount"  means an amount equal to the sum of (a) Two
           -------------------
Million Dollars ($2,000,000) plus (b) the CPI Adjustment (as defined in the Depositary Agreement).

          2.  Certain Subordination Terms.  Until all Senior Claims shall have
              ---------------------------
been paid in full, notwithstanding anything in the Plant O&M Agreement to the contrary:


              2.1 Junior Claimant acknowledges that, notwithstanding anything in the Plant O&M Agreement to the contrary, Navy II may pay to Junior Claimant Subordinated O&M Fees due and payable to Junior Claimant, solely to the extent funds are available for such payment from amounts transferred to the Operating and Maintenance Fees Account pursuant to subsection (vi) of Section 3.1(c) of the Deposit and Disbursement Agreement; provided that no Subordinated O&M Fees
                                        --------
exceeding, in the aggregate with (a) all Subordinated O&M Fees due and payable to Junior Claimant by Navy II or any other Coso Partnership with which Junior Claimant has entered into an agreement to provide operating and maintenance services, (b) all Operating and Maintenance Fees (as defined in the Indenture), exclusive of any reimbursement of costs, payable to Coso Operating Company, a Delaware limited liability company, by Navy II or any other Coso Partnership, and (c) all other operating and/or maintenance fees payable to any other present or future provider of operating and maintenance services to any Coso Partnership (other than any such fees constituting reimbursement of expenses), in each case within the twelve month period immediately preceding any date of payment, the Base O&M Fee Amount, may be paid unless (x) on the date of payment each of the conditions set forth under Section 3.8 of the

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Deposit and Disbursement Agreement are satisfied, and (y) the Trustee has received a certificate of a Responsible Officer of Navy II certifying to that effect. Except as and to the extent expressly provided in this Section 2.1, Navy II shall not, directly or indirectly, make any payment on or in respect of the Subordinated O&M Fees, and Navy II shall not in any event transfer any collateral for any part of, the Subordinated O&M Fees.


              2.2 Except for the right to demand and accept payments set forth in Section 2.1 hereof, Junior Claimant shall not demand, sue for, or accept from Navy II any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights, in either case in respect of the Subordinated O&M Fees, nor set off against obligations owed to Navy II under the Plant O&M Agreement or otherwise against any part of the Subordinated O&M Fees. Notwithstanding anything in the Plant O&M Agreement to the contrary, the failure by Navy II to pay any Subordinated O&M Fees shall not under any circumstances, except when the funds are available therefor and payment is permitted under Section 2.1 hereof, constitute a breach or default under either of the Plant O&M Agreement.

              2.3 Neither Navy II nor Junior Claimant shall otherwise take any action prejudicial to or inconsistent with the Senior Claimants' priority position over Junior Claimant created by this Agreement.

              2.4 Each negotiable instrument or promissory note, if any, evidencing Subordinated O&M Fees or a lien, if any, in respect thereof shall bear a legend (or otherwise include provisions satisfactory to Collateral Agent) providing that payment of the Subordinated O&M Fees thereunder and the priority of any such lien have been subordinated to prior payment of the Senior Claims and the liens in respect thereof in the manner and to the extent set forth in this Agreement.

              2.5 Junior Claimant shall not commence or join with any other creditor or creditors of Navy II in commencing any Proceeding against Navy II; provided that Junior Claimant shall not be so restricted with respect to claims
--------
arising directly out of Navy II's failure to perform its obligations or make any payments of amounts due to Junior Claimant under the Plant O&M Agreement other than the Subordinated O&M Fees. At any general meeting of creditors of Navy II or in the event of any Proceeding, if all Senior Claims have not been paid in full at such time, Collateral Agent on behalf of the Senior Claimants is hereby irrevocably authorized at any such meeting or in any such Proceeding:

                   2.5.1 to enforce claims comprising the Subordinated O&M Fees in the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;

                   2.5.2 to collect any assets of Navy II distributed, divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of the Subordinated O&M Fees as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to

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Senior Claims until all Senior Claims shall have been paid in full (the Senior
Claimants hereby agreeing to render any surplus as a court of competent jurisdiction may direct);

                   2.5.3 other than voting claims comprising the Subordinated O&M Fees, to take generally any action in connection with any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated O&M Fees and claims relating thereto.

          After the commencement of any such Proceeding, Junior Claimant may inquire of Collateral Agent in writing whether Collateral Agent intends to exercise the foregoing rights with respect to the Subordinated O&M Fees. Should Collateral Agent fail, within a reasonable time after receipt of such inquiry, either to file a proof of claim with respect to the Subordinated O&M Fees and to furnish a copy thereof to Junior Claimant, or to inform Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated O&M Fees in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated O&M Fees and take such further steps with respect thereto, not inconsistent with this Agreement, as Junior Claimant may deem proper.

              2.6 If (a) the Senior Claimants foreclose on any or all of their liens on all or a substantial portion of the assets constituting the Navy II Project (or succeed to such assets by way of a transfer in lieu of foreclosure), and (b) Collateral Agent or any designee thereof assumes the Plant O&M Agreement in accordance with the terms of that Consent to Collateral Assignment dated as of May 28, 1999 among Junior Claimant, Collateral Agent and Navy II (the "Collateral Assignment") (or enter into a new agreement pursuant to Section 1(d)
 ---------------------
of the Collateral Assignment), then notwithstanding anything in the Plant O&M Agreement to the contrary, (i) Navy II (or any successor or assign) shall not be obligated to pay the Subordinated O&M Fees, if any, then due, except as set forth in Section 2.6.1 or 2.6.2, as applicable, (ii) the Plant O&M Agreement shall remain in full force and effect notwithstanding any such foreclosure (but subject to the terms and conditions thereof), and (iii) the following shall apply:

                   2.6.1 If the Senior Claimants (including, for purposes of this Section 2.6.1, their Affiliates) or any of them become the owners of the Navy II Project, the Senior Claimants shall apply to the outstanding balance, if any, of the Subordinated O&M Fees on (or promptly after) the last day of each June and December (each such date, a "Semi-Annual Payment Date") all amounts
                                      ------------------------
then on deposit or deposited in the Operating and Maintenance Fees Account pursuant to Section 3.6 of the Deposit and Disbursement Agreement. Amounts shall be deposited in the Operating and Maintenance Fees Account on Semi-Annual Payment Dates after application of all revenues and other proceeds of Navy II to the payment of all costs in the nature of those specified in subsections (i) through (v) of Section 3.1(c) of the Depositary Agreement during such period (including the funding of reserves pursuant to the Depositary Agreement as in effect immediately prior to the time that the Senior Claimants became owners of the Navy II Project), with provision for a return of and on the investment of the Senior Claimants, whether such investment is in the form of equity or debt (and whether or not the Senior Claimants have foreclosed on their liens by way of a partial or full credit bid or otherwise), which payments shall not be greater than the periodic payments which would have been payable under the priorities specified in subsections (ii) through (v) of Section 3.1(c) of the Depositary Agreement as in

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effect immediately prior to such foreclosure, as
reasonably determined by the Senior Claimants. For purposes of calculating such payment (i) any Senior Subordinated Notes not then paid in full, together with all interest and premium, if any, thereon, will be deemed to be outstanding ("Deemed Notes") (i) such Deemed Notes will be deemed not to have been
  ------------
repaid upon foreclosure, and (iii) such Deemed Notes will be deemed amortized in accordance with the scheduled amortization of the Senior Subordinated Notes under the Indenture. Upon such foreclosure by the Senior Claimants, the Plant O&M Agreement shall be deemed to be amended to reflect such arrangement.

              2.6.2 If the Senior Claimants sell the Navy II Project to a third party ("New Owner"), the New Owner shall apply to the outstanding balance, if
        ---------
any, of the Subordinated O&M Fees on (or promptly after) each Semi-Annual Payment Date all revenues and other proceeds of Navy II received in excess of amounts applied during the preceding six-month period to (a) the payment of all costs for the operation and maintenance of the Navy II Project in the nature of those costs defined as "Operating and Maintenance Costs" and "Capital Expenditures" under the Depositary Agreement, (b) the periodic payment of fees, interest and principal as required by the lenders to the New Owner, which payments shall not be materially greater on an annual basis than such amounts payable by Navy II to the Senior Claimants pursuant to the Senior Secured Notes outstanding immediately prior to foreclosure by the Senior Claimants, as reasonably determined by the lenders to the New Owner; provided that greater
                                                       --------
payments shall be permitted so long as the payment of such excess amounts is subordinated to the Subordinated O&M Fees, and (c) the funding of reserves not materially in excess of the amounts which would have been available for the benefit of the Senior Claimants under the Depositary Agreement as in effect immediately prior to such foreclosure. The lenders to such New Owner shall be deemed to be Senior Claimants hereunder, and the payments specified in clause
(b) and (c) of this Section 2.6.2 shall be deemed to be Senior Claims under this Agreement. Junior Claimant agrees that it will execute and deliver to New Owner's lenders such new subordination agreement, such amendments to each of the Plant O&M Agreement, and such other instruments, in each case consistent with the terms of this Agreement, and Junior Claimant shall take such further action, as the lenders to the New Owner reasonably request in furtherance of this
Section 2.6.2.

          3.  Deposit and Disbursement Agreement.  Junior Claimant acknowledges
              ----------------------------------
that it has been provided with a copy of the Depositary Agreement and has read and is familiar with the provisions of the Depositary Agreement, including without limitation Section 3.1(c) thereof. Junior Claimant hereby consents to the application of revenues and other proceeds (including proceeds of investments) of Navy II in the order of priority set forth in the Depositary Agreement, including without limitation Section 3.1(c) thereof, notwithstanding anything in the Plant O&M Agreement to the contrary.

          4.  Time of Filing.  Notwithstanding the time of filing, attachment or
              --------------
recording of any document or other instrument, it is agreed by Junior Claimant that any liens arising under or pursuant to the Financing Documents shall be senior to any liens arising in favor of Junior Claimant as part of or relating to the Subordinated O&M Fees.

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          5.  Wrongful Collections.  Should any payment on account of, or any
              --------------------
collateral for any part of, the Subordinated O&M Fees be received by Junior Claimant in violation of this Agreement, such payment or collateral shall be delivered forthwith to Collateral Agent on behalf of the Senior Claimants by the recipient for application to Senior Claims, in the form received. Collateral Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Senior Claimants and shall not be commingled with other funds or property of the recipient.


          6.  Ownership of Subordinated O&M Fees; Amendment of Plant O&M
              ----------------------------------------------------------
Agreement.
----------

              6.1 Junior Claimant represents and warrants that it is the lawful owner of the right to receive the Subordinated O&M Fees and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Claimants. Junior Claimant shall not assign all or any portion of the Subordinated O&M Fees, its commitment under, or any of its rights or remedies under the Plant O&M Agreement without the prior written consent of Collateral Agent, which may be granted or withheld in its sole discretion, and in any event only upon the execution and delivery to Collateral Agent of an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), in form and substance the same as this Agreement, or otherwise as may be reasonably satisfactory to Collateral Agent.

              6.2 Notwithstanding anything in the Plant O&M Agreement to the contrary, Junior Claimant shall not in any material respect amend the Plant O&M Agreement without Collateral Agent's prior written consent; provided that the Junior Claimant shall not amend the Plant O&M Agreement to create additional fees other than the Subordinated O&M Fee.

          7.  Waivers.  Collateral Agent and the Senior Claimants are hereby
              -------
authorized to demand specific performance of this Agreement, whether or not Navy II shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Claims or Subordinated O&M Fees to which Junior Claimant may be a party, notice of the acceptance of this Agreement by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Agreement, Senior Claims or time of payment of Senior Claims or Subordinated O&M Fees. Junior Claimant hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.

          8.  Subrogation; No Impairment of Navy II's Obligations.  Subject to
              ---------------------------------------------------
and from and after the indefeasible payment in full of all Senior Claims and the irrevocable termination of Senior Claimants' commitments under the Financing Documents, Junior Claimant shall be subrogated to the rights of the Senior Claimants to receive payments or distributions of cash, property or securities of Navy II applicable to the Senior Claims until all amounts owing on the Subordinated O&M Fees shall be paid in full, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Junior Claimant and the Senior Claimants; provided that such rights of subrogation shall be nonexclusive, and shall be
--------
shared with any other subordinated creditor of the Navy II which has entered into an agreement with the Collateral Agent providing similar rights of subrogation. Nothing contained in this Agreement is intended to or shall impair, as between Navy II, its creditors other than the Senior Claimants and Junior Claimant, the obligation of Navy II, which is absolute and unconditional, to pay to Junior Claimant the principal of and the premium, if any, and the interest on the Subordinated O&M Fees as and when the same shall become due and payable in accordance with the terms of this Agreement and the Plant O&M Agreement, or to affect the relative rights of Junior Claimant and creditors of Navy II other than the Senior Claimants.

          9.  Reinstatement.  The obligations of Junior Claimant under this
              -------------
Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Navy II or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.  Bankruptcy.  This Agreement shall remain in full force and effect
               ----------
as between the Junior Claimant and Senior Claimant notwithstanding the occurrence of any Proceeding affecting Navy II.

          11.  Further Assurances.  Navy II and Junior Claimant shall execute
               ------------------
and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

          12.  Successors and Assigns.  The rights granted to the Senior
               ----------------------
Claimants hereunder are solely for their protection and nothing herein contained shall impose on the Senior Claimants any duties with respect to any property of Navy II or Junior Claimant received hereunder. The Senior Claimants shall have no duty to preserve rights against prior parties in any property of any kind received hereunder.

          13.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, but all such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

              13.1  Governing Law. This Agreement is intended to take effect as
                    -------------
a sealed instrument, shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Senior Claimants, their respective successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto intend and agree that this Agreement shall remain binding on such parties (other than Navy II) notwithstanding the termination (except upon the payment in full of Senior Claims) or unenforceability of this Agreement as against Navy II.

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                                       8

          IN WITNESS WHEREOF, the parties hereto have caused this Operating Fee Subordination Agreement to be duly executed as of the date first above written.

                             FPL ENERGY OPERATING SERVICES, INC.
                             a Florida corporation,
                             as Junior Claimant



                             By: /s/ John A. Keener
                                 ------------------
                                 Name: John A. Keener
                                 Its:  Vice President


                             U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Collateral Agent



                             By: /s/ Judy P. Manansala
                                 ---------------------
                                 Name: Judy P. Manansala
                                 Title:


The undersigned acknowledges and agrees to the foregoing:

                             COSO POWER DEVELOPERS,
                             a California general partnership

                             By:  New CTC Company, LLC,
                                  a Delaware limited liability company,
                                  its Managing General Partner

                             By:  /s/ Christopher T. McCallion
                                  ----------------------------

                                  Christopher T. McCallion
                                  Executive Vice President

                             By:  Caithness Navy II Group, LLC,
                                  a Delaware limited liability company,
                                  its General Partner

                             By:  /s/ Christopher T. McCallion
                                  ----------------------------

                                  Christopher T. McCallion
                                  Executive Vice President

                                       10